As filed with the Securities and Exchange Commission on March 26, 2019
Registration No. 333-192098

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective
Amendment No. 6
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HYSTER-YALE MATERIALS HANDLING, INC.

(Exact Name of Registrant as Specified in Its Charter)

_________Delaware_________	_________3537_________	_________31-1637659_________
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
5875 Landerbrook Drive
Suite 300
Cleveland, Ohio 44124
(440) 449-9600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)
Suzanne Schulze Taylor, Esq.
Senior Vice President, General Counsel and Secretary
5875 Landerbrook Drive, Suite 300
Cleveland, Ohio 44124
(440) 449-9600

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)
Copies to:
Andrew C. Thomas, Esq.
Jones Day
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114-1190
(216) 586-1041
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable following the effective date of this registration statement.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

Pursuant to Rule 429(a) under the Securities Act of 1933, the prospectus contained in this Post-effective Amendment No. 6 (this “Post-effective Amendment”) to the Registration Statement on Form S-4, filed by the Company on November 5, 2013 (Registration No. 333-192098), which was amended by the Pre-effective Amendment No. 1 to Form S-4 and declared effective on December 18, 2013, which was further amended by the Post-effective Amendment No. 1 to Form S-4, declared effective March 25, 2014, which was further amended by the Post-effective Amendment No. 2 to Form S-4, declared effective March 30, 2015, which was further amended by the Post-effective Amendment No. 3 to Form S-4, declared effective March 28, 2016, which was further amended by the Post-effective Amendment No. 4 to Form S-4, declared effective March 21, 2017, and which was further amended by the Post-effective Amendment No. 5 to Form S-4, declared effective April 4, 2018 (such registration statement, as amended, the “Previous Registration Statement”), is a combined prospectus relating to up to 728,976 shares of securities registered and remaining unsold under the Previous Registration Statement.
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be exchanged until the post-effective amendment to the registration statement, of which this prospectus forms a part, filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, Dated March 26, 2019

Prospectus
OFFER BY SELLING STOCKHOLDERS
TO EXCHANGE UP TO 728,976 SHARES OF
CLASS A COMMON STOCK
FOR 728,976 SHARES OF
CLASS B COMMON STOCK
OF
HYSTER-YALE MATERIALS HANDLING, INC.
Under the terms of Hyster-Yale Materials Handling, Inc.’s certificate of incorporation and a stockholders’ agreement, shares of Class B common stock are generally not transferable except to persons who are permitted transferees as specified in those documents. In accordance with those documents, parties to the stockholders’ agreement may transfer shares of Class B common stock to the selling stockholders for shares of Class A common stock, on a share for share basis. As a result, the selling stockholders named in this prospectus are offering to transfer from time to time up to 728,976 shares of our Class A common stock under this prospectus on a share for share basis, upon receipt, from time to time of shares of our Class B common stock from holders of Class B common stock that are parties to the stockholders’ agreement and are permitted to transfer those shares to the selling stockholders pursuant to our certificate of incorporation and the stockholders’ agreement. Each exchange will result in one or more of the selling stockholders transferring one share of Class A common stock for each share of Class B common stock transferred to the selling stockholder or selling stockholders. We will not receive any proceeds from these transactions.
Our Class A common stock is listed on the New York Stock Exchange under the symbol "HY." On March 25, 2019, the last sale price of our Class A common stock as reported by the New York Stock Exchange was $61.04 per share. Our Class B common stock is not publicly traded. Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is entitled to ten votes per share.
Persons who receive shares of Class A common stock from the selling stockholders may resell those shares of Class A common stock in brokerage transactions on the New York Stock Exchange in compliance with Rule 144 under the Securities Act of 1933, except that the six-month holding period requirement of Rule 144 will not apply.

Please consider carefully the “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March ___, 2019.

You should rely only on the information contained in this prospectus and in the reports and other information that we file with the Securities and Exchange Commission. We have not authorized any person to make a statement that differs from what is in this prospectus. If any person makes a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date.

WHERE YOU CAN FIND MORE INFORMATION
We have filed this prospectus as part of a registration statement on Form S-4 with the Securities and Exchange Commission, or the Commission, under the Securities Act of 1933, or the Securities Act. The registration statement contains exhibits and other information that are not contained in this prospectus. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the Commission are only summaries of those documents’ material terms. If you want a complete description of the contents of those documents, you should obtain the documents yourself by following the procedures described below.
We are subject to the reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the Commission. The Commission maintains a website that contains reports, proxy and information statements and other information regarding us that is filed electronically with the Commission. The address of the site is: http://www.sec.gov. We make our annual and quarterly reports and other information that we file with the Commission available on our website. The address of our website is http://www.hyster-yale.com. However, other than the information incorporated into this document by reference, the information on our website and the Commission’s website is not a part of this prospectus, and you should rely only on the information contained in or incorporated by reference into this prospectus when making a decision to exchange shares of Class B common stock for shares of Class A common stock.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The Commission allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to other documents filed separately with the Commission. This prospectus incorporates important business and financial information about us that is not included in or delivered with this document. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference the following documents that we have filed with the Commission and any filings that we will make with the Commission in the future under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this exchange offer is completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2018; and

•	The descriptions of Class A common stock set forth in the registration statement on Form 8-A filed September 7, 2012, including any subsequently filed amendments and reports updating such description.
We will not, however, incorporate by reference any documents or portions thereof that are not deemed “filed” with the Commission, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K unless, and except to the extent, specified in such reports.
We will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of the person, a copy (without exhibits other than exhibits specifically incorporated by reference) of any or all documents incorporated by reference into this prospectus. Requests for copies of those documents should be directed to Hyster-Yale Materials Handling, Inc., 5875 Landerbrook Drive, Suite 300, Cleveland, OH 44124, Attention: Secretary, telephone (440) 449-9600. To obtain timely delivery, you must request the information no later than five business days before the date you intend to elect to exchange shares of Class B common stock.

SUMMARY
This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause a material difference include, but are not limited to, those discussed under “Risk Factors” and elsewhere in this prospectus. Investors should consider carefully the information set forth under the heading “Risk Factors” beginning on page 4. In this prospectus, the terms “Hyster-Yale,” the “Company,” “we,” “us” and “our” refer to Hyster-Yale Materials Handling, Inc. The term "HYG" refers to Hyster-Yale's operating company Hyster-Yale Group, Inc.
Hyster-Yale
The Company is a leading, globally integrated, full-line lift truck manufacturer. The Company offers a broad array of solutions aimed at meeting the specific materials handling needs of its customers, including attachments and hydrogen fuel cell power products, telematics, automation and fleet management services, as well as a variety of other power options for its lift trucks. The Company designs, engineers, manufactures, sells and services a comprehensive line of lift trucks, attachments and aftermarket parts marketed globally primarily under the Hyster® and Yale® brand names, mainly to independent Hyster® and Yale® retail dealerships. Lift trucks and component parts are manufactured in the United States, China, Northern Ireland, Mexico, the Netherlands, the Philippines, Italy, Vietnam, Japan and Brazil. Hyster-Yale was incorporated as a Delaware corporation in 1999.
The Company operates Bolzoni S.p.A. ("Bolzoni"). Bolzoni is a leading worldwide producer and distributor of attachments, forks and lift tables marketed under the Bolzoni®, Auramo® and Meyer® brand names. Bolzoni products are manufactured in Italy, China, Germany, Finland and the United States. Through the design, production and distribution of a wide range of attachments, Bolzoni has a strong presence in the market niche of lift-truck attachments and industrial material handling.
The Company operates Nuvera Fuel Cells, LLC ("Nuvera"). Nuvera is an alternative-power technology company focused on hydrogen fuel cell stacks and engines.
The Company operates Zhejiang Maximal Forklift Co., Ltd. ("Maximal"). Maximal is a Chinese manufacturer of utility and standard lift trucks and specialized material handling equipment involved in the design, manufacture, service and distribution of Class 1 electric and Class 5 internal combustion engine counterbalance utility and standard platforms, and Class 2 and Class 3 electric warehouse products for both the local China and global markets under the Maximal brand. Maximal also designs and produces specialized products in the port equipment and rough terrain forklift markets.
Our principal executive offices are located at 5875 Landerbrook Drive, Suite 300, Cleveland, Ohio 44124, and our telephone number is (440) 449-9600.
The Exchange Offer
The selling stockholders named in this prospectus are offering to transfer from time to time up to 728,976 shares of our Class A common stock on a share for share basis, upon receipt, from time to time of shares of our Class B common stock from holders of Class B common stock that are parties to the stockholders’ agreement and are permitted to transfer those shares to the selling stockholders pursuant to our certificate of incorporation and the stockholders’ agreement. Each exchange will result in one or more of the selling stockholders transferring one share of Class A common stock for each share of Class B common stock transferred to the selling stockholder or selling stockholders. See “Selling Stockholders” beginning on page 5.
As of March 1, 2019, the participating stockholders under the stockholders’ agreement beneficially owned 85.2% of the Class B common stock issued and outstanding on that date. Holders of shares of Class B common stock that are not subject to the stockholders’ agreement are permitted to transfer those shares subject to the transfer restrictions set forth in our certificate of incorporation, which include the ability of holders of shares of Class B common stock that are not subject to the stockholders’ agreement to transfer the shares to persons who are permitted transferees as specified in our certificate of incorporation or convert such shares of Class B common stock into shares of Class A common stock on a one-for-one basis. Only holders of shares of Class B common stock that are subject to the stockholders’ agreement may exchange their shares of Class B common stock for shares of Class A common stock pursuant to this prospectus.
In connection with the selling stockholders’ offer to exchange up to 728,976 shares of Class A common stock, you do not have any appraisal or dissenters’ rights under the General Corporation Law of the State of Delaware. See “The Exchange Offer—No Appraisal or Dissenters Rights” on page 16.
Material U.S. Federal Income Tax Consequences
Gain or loss will generally not be recognized by Hyster-Yale stockholders who exchange shares of their Class B common stock for shares of Class A common stock held by the selling stockholders. See “Material U.S. Federal Income Tax Consequences” beginning on page 16.

The tax consequences of an exchange will depend on the stockholder’s particular facts and circumstances. Persons acquiring shares of Class A common stock by exchanging shares of their Class B common stock with the selling stockholders are urged to consult their own tax advisors to fully understand the tax consequences to them of an exchange.
Summary Historical Consolidated Financial Data
The following table presents a summary of our historical consolidated financial data. The statement of operations and other data for each of the three years in the period ended December 31, 2018 and the balance sheet data as of December 31, 2017 and 2016 have been derived from our audited consolidated financial statements and related notes, which are incorporated into this prospectus by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. See “Where You Can Find More Information” on page 1. The statement of operations and other data for the years ended December 31, 2014 and 2015, and the balance sheet data as of December 31, 2014, 2015 and 2016 have been derived from our audited consolidated financial statements and related notes that are not included in this prospectus or incorporated by reference. The historical consolidated financial data are presented for informational purposes only and do not purport to project our financial position as of any future date or our results of operations for any future period. The following information is only a summary and should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and related notes, which are incorporated by reference into this prospectus.

	Year Ended December 31
	2018	2017(1)	2016	2015	2014
	(In millions, except per share and employee data)
Operating Statement Data:
Revenues	$3,174.4	$2,885.2	$2,569.7	$2,578.1	$2,767.2
Operating profit	$38.8	$74.1	$32.9	$103.5	$148.8
Net income	$34.3	$48.9	$42.3	$75.1	$110.2
Net (income) loss attributable to noncontrolling interest	0.4	(0.3)	0.5	(0.4)	(0.4)
Net income attributable to stockholders	$34.7	$48.6	$42.8	$74.7	$109.8
Basic earnings per share attributable to stockholders:	$2.10	$2.95	$2.61	$4.58	$6.61
Diluted earnings per share attributable to stockholders:	$2.09	$2.94	$2.61	$4.57	$6.58
Balance Sheet Data at December 31:
Total assets	$1,742.1	$1,647.9	$1,287.1	$1,095.9	$1,120.8
Long-term debt	$210.1	$216.2	$82.2	$19.6	$12.0
Stockholders' equity	$527.4	$565.5	$463.8	$460.8	$454.5
Cash Flow Data:
Provided by (used for) operating activities	$67.6	$164.7	$(48.9)	$89.4	$100.0
Used for investing activities	$(110.9)	$(47.3)	$(145.1)	$(31.3)	$(44.4)
Provided by (used for) financing activities	$(87.6)	$53.1	$77.9	$(7.1)	$(110.5)
Other Data:
Per share data:
Cash dividends	$0.1233	$1.2025	$1.1700	$1.1300	$1.0750
Market value at December 31	$61.96	$85.16	$63.77	$52.45	$73.20
Stockholders' equity at December 31	$31.85	$34.35	$28.30	$28.23	$27.98
Actual shares outstanding at December 31	16.561	16.462	16.391	16.324	16.241
Basic weighted average shares outstanding	16.540	16.447	16.376	16.307	16.607
Diluted weighted average shares outstanding	16.602	16.514	16.427	16.355	16.675
Total employees at December 31(2)	7,700	6,800	6,500	5,400	5,400

(1)
During 2017, the Company recognized $19.8 million of equity income from HYG Financial Services, Inc. and $38.2 million of income tax expense as a result of the Tax Cuts and Jobs Act (the “Tax Reform Act”), which was signed into law on December 22, 2017. Further information on the impacts of the Tax Reform Act is discussed in Note 7 to the consolidated financial statements, which are incorporated into this prospectus by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(2)	Excludes temporary employees.

RISK FACTORS
Prospective investors in the shares of Class A common stock offered hereby should consider carefully the following risk factors as well as the risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated into this prospectus by reference, in addition to the other information contained in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause a material difference include, but are not limited to, those discussed below, as well as those discussed elsewhere in this prospectus and the documents incorporated into this prospectus by reference.
Risks Related to This Offering
The voting power of holders of Class B common stock who transfer their shares to the selling stockholders and receive shares of Class A common stock will diminish.
Holders of Class B common stock have ten votes per share of Class B common stock, while holders of Class A common stock have one vote per share of Class A common stock. Holders of Class B common stock who transfer their shares to the selling stockholders in exchange for shares of Class A common stock will reduce their voting power.
The voting power of the selling stockholders will increase if the selling stockholders exchange their shares of Class A common stock for shares of Class B common stock in the exchange offer.
Holders of Class A common stock and holders of Class B common stock vote together on matters submitted to a vote of Hyster-Yale’s stockholders. Consequently, if holders of Class B common stock transfer their shares of Class B common stock to the selling stockholders, the voting power of the selling stockholders will increase. As of March 1, 2019, the selling stockholders collectively controlled 37.16% of the voting power of outstanding shares of Hyster-Yale’s common stock based on the number of outstanding shares as of March 1, 2019. As of that date, there were 12,774,403 Class A common stock and 3,876,941 of Class B common stock outstanding. If all shares of Class A common stock offered by this prospectus are exchanged for shares of Class B common stock and the selling stockholders act together when voting their shares of Class B common stock, they will control 49.89% of the voting power of outstanding shares of Hyster-Yale’s common stock based on the number of outstanding shares as of March 1, 2019, as well as the outcome of any class vote of the Class B common stock that requires the vote of at least a majority of the outstanding Class B common stock.
CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference contain statements that constitute “forward-looking statements” within the meaning of federal securities laws. These forward-looking statements are made subject to certain risks and uncertainties, which could cause actual results to differ materially from those presented in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Such risks and uncertainties with respect to the Company’s operations include, without limitation: (1) reduction in demand for lift trucks, attachments and related aftermarket parts and service on a global basis, (2) delays in delivery or increases in costs, including transportation costs or the imposition of tariffs, of raw materials or sourced products and labor or changes in or unavailability of quality suppliers, (3) delays in manufacturing and delivery schedules, (4) the successful commercialization of Nuvera's technology, (5) customer acceptance of pricing, (6) the political and economic uncertainties in the countries where the Company does business, (7) the ability of dealers, suppliers and end-users to obtain financing at reasonable rates, or at all, as a result of current economic and market conditions, (8) exchange rate fluctuations and monetary policies and other changes in the regulatory climate in the countries in which the Company operates and/or sells products, (9) bankruptcy of or loss of major dealers, retail customers or suppliers, (10) customer acceptance of, changes in the costs of, or delays in the development of new products, (11) introduction of new products by, or more favorable product pricing offered by, competitors, (12) product liability or other litigation, warranty claims or returns of products, (13) the effectiveness of the cost reduction programs implemented globally, including the successful implementation of procurement and sourcing initiatives, (14) changes mandated by federal, state and other regulation, including tax, health, safety or environmental legislation, (15) unfavorable effects of geopolitical and legislative developments on global operations, including without limitation, the United Kingdom's exit from the European Union, the entry into new trade agreements and the imposition of tariffs and/or economic sanctions, (16) the Company may not be able to successfully integrate Maximal’s operations and employees, and (17) delays in or increased costs of moving the attachment manufacturing from Homewood, Illinois to Sulligent, Alabama.
USE OF PROCEEDS
We will not receive any proceeds from the exchange of any shares by the selling stockholders.

SELLING STOCKHOLDERS
The following table sets forth, as of March 1, 2019, certain information with respect to the selling stockholders, including:

•	the name of each selling stockholder;

•	the number of shares of Class A common stock owned by each selling stockholder immediately prior to the sale of shares offered by this prospectus;

•	the number of shares of Class A common stock offered for exchange by each selling stockholder by this prospectus; and

•
the number of shares of Class A common stock owned by and the percentage of ownership of Class A common stock of each selling stockholder immediately following the exchange of shares offered by this prospectus based on the number of shares of Class A common stock outstanding on March 1, 2019.

A total of 728,976 shares of Class A common stock is being offered by this prospectus. Alfred M. Rankin, Jr., or the Alfred Rankin Trust, as defined below, Rankin Associates I, L.P., or Rankin I, and Rankin Associates IV, L.P., or Rankin IV, are offering to exchange the following numbers of shares of Class A common stock: Alfred M. Rankin, Jr., 80,660; Rankin I, 338,756 and Rankin IV, 309,560. Because Mr. Rankin and the Alfred Rankin Trust will offer to exchange the shares, both Mr. Rankin and the Alfred Rankin Trust are listed in the tables below. However, Mr. Rankin, together with the Alfred Rankin Trust, will only offer to exchange the number of shares of Class A common stock described above and, accordingly, an aggregate of 728,976 shares are being offered for exchange by this prospectus. In the tables below, the disclosure of the beneficial ownership of shares for the individual selling stockholders reflects all shares deemed to be beneficially owned by such selling stockholders (including those shares held in the Alfred Rankin Trust). The disclosure of the beneficial ownership of shares for the Alfred Rankin Trust includes only those shares held directly by such trust.
Because the selling stockholders may offer all, a portion or none of the Class A common stock offered by this prospectus, we cannot assure you as to the number of shares of Class A common stock or Class B common stock that will be held by the selling stockholders immediately following the offering. The tables below assume that the beneficial ownership of Class A common stock for each selling stockholder, including shares held directly and indirectly by the Alfred Rankin Trust, will decrease by an aggregate of the number of shares of Class A common stock described above as a result of this offering and that the beneficial ownership of Class B common stock for each selling stockholder, including shares held directly and indirectly by the Alfred Rankin Trust, will increase by the same number of shares of Class B common stock. The tables do not, however, account for any changes in each selling stockholder’s beneficial ownership that may result from transactions not contemplated by this prospectus such as an acquisition or disposition of shares of Class A common stock or Class B common stock.
Class A Common Stock

Name	Title of Class	Shares Beneficially Owned Before this Offering(1)		Shares Offered Pursuant to this Offering(1)	Shares Beneficially Owned After this Offering(1)		Percentage of Shares Owned After this Offering(1)
Alfred M. Rankin, Jr.	Class A	1,817,165	(2)	80,660	1,088,189	(2)	8.52%	(2)
Alfred M. Rankin, Jr., as Trustee of the Main Trust of Alfred M. Rankin Jr. created under the Agreement, dated September 28, 2000, as supplemented, amended and restated (the “Alfred Rankin Trust”) (2)	Class A	148,949		80,660	68,289		0.53%
Rankin Associates I, L.P. (1)(2)	Class A	338,756		338,756	—		—
Rankin Associates IV, L.P. (1)(3)	Class A	309,560		309,560	—		—
 The Alfred Rankin Trust is a general and limited partner of Rankin I and of Rankin IV. As trustee and primary beneficiary of the Alfred Rankin Trust, Alfred M. Rankin, Jr. shares the power to vote the 338,756 and 309,560 shares of Class A common stock held by Rankin I and Rankin IV, respectively, with the other general partners of Rankin I and Rankin IV, as applicable, and shares the power to dispose of the 338,756 and 309,560 shares of Class A common stock held by Rankin I and Rankin IV, respectively, with the other general and limited partners of Rankin I and Rankin IV, as applicable. As such, Alfred M. Rankin, Jr. and the Alfred Rankin Trust are deemed to beneficially own the 338,756 and 309,560 shares of Class A common stock held before the exchange offer by Rankin I and Rankin IV, respectively.

(1)
Alfred M. Rankin, Jr. may be deemed to be a member of Rankin Associates II, L.P., or Rankin II, which is made up of the individuals and entities holding limited partnership interests in Rankin II and Rankin Management, Inc., or RMI, the general partner of Rankin II. Rankin II may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 338,295 shares of Class A common stock held by Rankin II. Although Rankin II holds the 338,295 shares of Class A common stock, it does not have any power to vote or dispose of such shares of Class A common stock. RMI has the sole power to vote such shares and shares the power to dispose of such shares with the other individuals and entities holding limited partnership interests in Rankin II. RMI exercises such powers by action of its board of directors, which acts by majority vote and includes Alfred M. Rankin, Jr., the individual trust of whom, the Alfred Rankin Trust, is a stockholder of RMI. Under the terms of the Limited Partnership Agreement of Rankin II, Rankin II may not transfer Class A common stock, other than pursuant to a share for share exchange to acquire Class B common stock, without the consent of RMI and the approval of the holders of more than 75% of all of the partnership interests of Rankin II. As a result of holding through the Alfred Rankin Trust, of which he is trustee, partnership interests in Rankin II, Mr. Rankin may be deemed to beneficially own, and share the power to dispose of, 338,295 shares of Class A common stock held by Rankin II. Mr. Rankin may be deemed to be a member of Rankin I and the trusts holding limited partnership interests in Rankin I may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 338,756 shares of Class A common stock held by Rankin I. Although Rankin I holds the 338,756 shares of Class A common stock, it does not have any power to vote or dispose of such shares of Class A common stock other than effecting exchanges pursuant to this prospectus. Alfred M. Rankin, Jr., as the trustee and primary beneficiary of the Alfred Rankin Trust, a trust acting as a general partner of Rankin I, shares the power to vote such shares of Class A common stock. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin I. Each of the trusts holding general partnership interests and limited partnership interests in Rankin I share with each other the power to dispose of such shares. As a result of holding through the Alfred Rankin Trust, of which he is trustee, partnership interests in Rankin I, Mr. Rankin may be deemed to beneficially own, and share the power to vote and dispose of, 338,756 shares of Class A common stock held by Rankin I. In addition, Mr. Rankin may be deemed to be a member of a group, as defined under the Exchange Act, as a result of holding through the Alfred Rankin Trust, of which he is trustee, partnership interests in Rankin IV. As a result, the group consisting of Mr. Rankin, the other general and limited partners of Rankin IV may be deemed to beneficially own, and share the power to vote and dispose of, 309,560 shares of Class A common stock held by Rankin IV. Although Rankin IV holds the 309,560 shares of Class A common stock it does not have any power to vote or dispose of such shares of Class A common stock other than effecting exchanges pursuant to this prospectus. Alfred M. Rankin, Jr., as trustee and primary beneficiary of the Alfred Rankin Trust, a trust acting as a general partner of Rankin IV, shares the power to vote such shares of Class A common stock. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin IV. Each of the trusts holding general and limited partnership interests in Rankin IV share with each other the power to dispose of such shares. Under the terms of the Amended and Restated Limited Partnership Agreement of Rankin IV, Rankin IV may not transfer Class A common stock, other than pursuant to a share for share exchange to acquire Class B common stock, without the consent of the general partners owning more than 75% of the general partnership interests of Rankin IV and the consent of the holders of more than 75% of all of the partnership interests of Rankin IV. In addition, Mr. Rankin may be deemed to be a member of a group, as a result of holding through his trust, of which he is trustee, partnership interests in AMR Associates, L.P., or AMR Associates. As a result, the group consisting of Mr. Rankin, the general partners and other limited partners of AMR Associates and AMR Associates may be deemed to beneficially own, and share the power to vote and dispose of, 186,646 shares of Class A common held by AMR Associates. Although AMR Associates holds the 186,646 shares of Class A common it does not have any power to vote or dispose of such shares of Class A common. Clara R. Williams and Helen R. Butler, as trustees and primary beneficiaries of trusts acting as general partners, share the power to vote such shares of Class A common. Each of the trusts holding general and limited partnership interests in AMR Associates share with each other the power to dispose of such shares. Under the terms of the Limited Partnership Agreement of AMR Associates, AMR Associates may not dispose of Class A common, other than pursuant to a share for share exchange to acquire Class B common, without the consent of the general partners owning a majority of the general partnership interests of AMR Associates and the consent of the holders of more than 75% of all of the partnership interests of AMR Associates. Included in the table above for Mr. Rankin are 1,337,604 shares of Class A common stock held by (a) members of Mr. Rankin’s family, (b) trusts for the benefit of members of Mr. Rankin’s family and (c) Rankin I, Rankin II, Rankin IV and AMR Associates. Mr. Rankin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity. Mr. Rankin is a party to the stockholders’ agreement, dated as of September 28, 2012, as amended, by and among Hyster-Yale, the selling stockholders and the additional signatories that are parties thereto.
In addition to Mr. Alfred M. Rankin, Jr.’s beneficial ownership of the 338,756 and 309,560 shares of Class A common stock held by Rankin I and Rankin IV, respectively, an aggregate of 80,660 shares of Class A common stock are offered to be exchanged by Mr. Rankin pursuant to this prospectus, consisting of shares held directly by Mr. Rankin or shares currently held by the Alfred Rankin Trust. Mr. Rankin, as a trustee, may choose to conduct exchanges through the Alfred Rankin Trust. Alternatively, Mr. Rankin may choose to withdraw shares of Class A common stock from the Alfred Rankin Trust and conduct any exchange directly. Mr. Alfred M. Rankin, Jr. is the Chairman, President and Chief Executive Officer and a Director of Hyster-Yale.

(2)
The trusts holding limited partnership interests in Rankin I may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 338,756 shares of Class A common stock held by Rankin I. Although Rankin I holds the 338,756 shares of Class A common stock, it does not have any power to vote or dispose of such shares of Class A common stock other than effecting exchanges pursuant to this prospectus. Alfred M. Rankin, Jr., as trustee and primary beneficiary of the Alfred Rankin Trust, a trust acting as a general partner of Rankin I, shares the power to vote such shares of Class A common stock. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin I. Each of the trusts holding limited partnership interests in Rankin I share with each other the power to dispose of such shares. Rankin I may not transfer Class A common stock, other than pursuant to a share for share exchange to acquire Class B common stock, without the consent of the general partners owning more than 75% of the general partnership interests in Rankin I and the consent of partners owning more than 75% of all partnership interests in Rankin I. The Class B common stock beneficially owned by Rankin I and each of the trusts holding limited partnership interests in Rankin I is also subject to the stockholders’ agreement.

(3)
The trusts holding limited partnership interests in Rankin IV may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 309,560 shares of Class A common stock held by Rankin IV. Although Rankin IV holds the 309,560 shares of Class A common stock, it does not have any power to vote or dispose of such shares of Class A common stock other than effecting exchanges pursuant to this prospectus. Alfred M. Rankin, Jr., as trustee and primary beneficiary of the Alfred Rankin Trust, a trust acting as general partner of Rankin IV, shares the power to vote such shares of Class A common stock. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin IV. Each of the trusts holding limited partnership interests in Rankin IV share with each other the power to dispose of such shares. Under the terms of the Amended and Restated Limited Partnership Agreement of Rankin IV, Rankin IV may not transfer Class A common stock, other than pursuant to a share for share exchange to acquire Class B common stock, without the consent of the general partners owning more than 75% of the general partnership interests in Rankin IV and the consent of partners owning more than 75% of all partnership interests in Rankin IV. The Class B common stock beneficially owned by Rankin IV and each of the trusts holding limited partnership interests in Rankin IV is also subject to the stockholders’ agreement.

BENEFICIAL OWNERSHIP OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK
Set forth in the following tables is information as of March 1, 2018 (except as otherwise indicated) with respect to (1) each person who is known to us to be the beneficial owner of more than five percent of the Class A common, (2) each person who is known to us to be the beneficial owner of more than five percent of the Class B common and (3) the beneficial ownership of Class A common and Class B common by our directors, named executive officers and all of our executive officers and directors as a group. Beneficial ownership of Class A common and Class B common has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 under the Exchange Act. Accordingly, the amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with the Commission's reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of Class A common or Class B common.
Holders of shares of Class A common and Class B common are entitled to different voting rights with respect to each class of stock. Each share of Class A common is entitled to one vote per share. Each share of Class B common is entitled to ten votes per share. Holders of Class A common and holders of Class B common generally vote together as a single class on matters submitted to a vote of our stockholders. Shares of Class B common are convertible into shares of Class A common on a one-for-one basis, without cost, at any time at the option of the holder of the Class B common.

Amount and Nature of Beneficial Ownership

Class A Common Stock
Name	Title of Class	Sole Voting or Investment Power		Shared Voting or Investment Power		Aggregate Amount		Percent of Class(1)
Dimensional Fund Advisors LP (2) Building One 6300 Bee Cave Road Austin, TX 78746	Class A	991,155	(2)	—		991,155	(2)	7.82%
The Vanguard Group (3) 100 Vanguard Blvd. Malvern, PA 19355	Class A	838,497	(3)	9,425	(3)	847,922	(4)	6.68%
LSV Asset Management (4) 155 N. Wacker Drive, Suite 4600 Chicago, IL 60606	Class A	691,826	(4)	—		691,826	(4)	5.46%
BlackRock, Inc. (5) 55 East 52nd Street New York, NY 10055	Class A	685,947	(5)			685,947	(5)	5.40%
James B. Bemowski (6)	Class A	1,175		—		1,175		—
J. C. Butler, Jr. (6)	Class A	38,439	(7)	1,590,765	(7)	1,629,204	(7)	12.75%
Carolyn Corvi (6)	Class A	8,677		—		8,677		—
John P. Jumper (6)	Class A	9,003		—		9,003		—
Dennis W. LaBarre (6)	Class A	18,101		—		18,101		0.14%
H. Vincent Poor (6)	Class A	2,943		—		2,943		—
Alfred M. Rankin, Jr.	Class A	163,701	(8)	1,653,464	(8)	1,817,165	(8)	14.23%
Claiborne R. Rankin (6)	Class A	132,529	(9)	1,304,754	(9)	1,437,283	(9)	11.25%
John M. Stropki (6)	Class A	12,555		—		12,555		0.10%
Britton T. Taplin (6)	Class A	41,590	(10)	332,287	(10)	373,877	(10)	2.93%
Eugene Wong (6)	Class A	20,620		—		20,620		0.16%
Colin Wilson	Class A	52,130		—		52,130		0.41%
Kenneth C. Schilling	Class A	35,187		—		35,187		0.28%
Charles Pascarelli	Class A	18,719		—		18,719		0.15%
Rajiv K. Prasad	Class A	20,850		—		20,850		0.16%
All executive officers and directors as a group (27 persons)	Class A	659,720		2,090,712	(11)	2,750,432	(11)	21.53%

(1)	Less than 0.10%, except as otherwise indicated.

(2)
A Schedule 13G/A, which was filed with the Commission with respect to Class A common on February 8, 2019, reported that Dimensional Fund Advisors LP, referred to as Dimensional, may be deemed to beneficially own the shares of Class A common reported above as a result of being an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serving as an investment manager to certain other commingled group trusts and separate accounts, which own the shares of Class A common. Such investment companies, trusts and accounts are referred to collectively as the Dimensional Funds. In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Dimensional Funds, which own the shares of Class A common. In its role as investment adviser, sub-adviser or manager, Dimensional possesses the sole power to vote 960,877 shares of Class A common and the sole power to invest 991,155 shares of Class A common owned by the Dimensional Funds. However, all shares of Class A common reported above are owned by the Dimensional Funds. Dimensional disclaims beneficial ownership of all such shares.

(3)
A Schedule 13G filed with the Commission with respect to Class A common on February 12, 2019 reported that The Vanguard Group is the beneficial owner of 847,922 shares of Class A common, has sole voting power over 10,269 shares of Class A common, has the sole dispositive power over 838,497 shares of Class A common, has shared voting power over 500 shares of Class A common and has shared dispositive power over 9,425 shares of Class A common and may be deemed to beneficially own the shares of Class A common reported above as a result of being an investment adviser.

(4)
A Schedule 13G filed with the Commission with respect to Class A common on February 13, 2019 reported that LSV Asset Management is the beneficial owner of 691,826 shares of Class A common, has sole voting power over 376,176 shares of Class A common and has sole dispositive power over 691,826 shares of Class A common and may be deemed to beneficially own the shares of Class A common reported above as a result of being an investment adviser.

(5)
A Schedule 13G filed with the SEC with respect to Class A Common on February 18, 2019 reported that BlackRock, Inc. is the beneficial owner of 685,947 shares of Class A Common, has sole power voting power over 660,426 shares of Class A Common and has sole dispositive power over 685,947 shares of Class A Common.

(6)
Pursuant to our Non-Employee Directors' Plan, each non-employee director has the right to acquire additional shares of Class A common within 60 days after March 1, 2019. The shares each non-employee director has the right to receive are not included in the table because the actual number of additional shares will be determined on April 1, 2019 by taking the amount of such director's quarterly retainer required to be paid in shares of Class A common plus any voluntary portion of such director's quarterly retainer, if so elected, divided by the average of the closing price per share of Class A common on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the calendar quarter ending on March 31, 2019.

(7)
J.C. Butler, Jr. may be deemed to be a member of the group, described in Note (8) below, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin II. In addition, Mr. Butler may be deemed to be a member of a group described in Note (8) below, as a result of partnership interests in Rankin I, Rankin IV and AMR Associates held by Mr. Butler's spouse. Mr. Butler, therefore, may be deemed to beneficially own, and share the power to vote 338,756 shares of Class A common held by Rankin I, 338,295 shares of Class A common held by Rankin II, 309,560 shares of Class A common held by Rankin IV and 186,646 shares of Class A common held by AMR Associates. Included in the table above for Mr. Butler are 1,590,765 shares of Class A common held by (a) members of Mr. Butler's family, (b) trusts for the benefit of members of Mr. Butler's family and (c) Rankin I, Rankin II, Rankin IV and AMR Associates. Mr. Butler disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity.

(8)
Alfred M. Rankin, Jr. may be deemed to be a member of Rankin II, which is made up of the individuals and entities holding limited partnership interests in Rankin II and RMI, the general partner of Rankin II. Rankin II may be deemed to be a group and therefore may be deemed as a group to beneficially own 338,295 shares of Class A common held by Rankin II. Although Rankin II holds the 338,295 shares of Class A common, it does not have any power to vote or dispose of such shares of Class A common. RMI has the sole power to vote such shares and shares the power to dispose of such shares with the other individuals and entities holding limited partnership interests in Rankin II. RMI exercises such powers by action of its board of directors, which acts by majority vote and consists of Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, the individual trusts of whom are the stockholders of RMI. Under the terms of the Limited Partnership Agreement of Rankin II, Rankin II may not dispose of Class A common, other than pursuant to a share for share exchange to acquire Class B common, without the consent of RMI and the approval of the holders of more than 75% of all of the partnership interests of Rankin II. As a result of holding through his trust, of which he is trustee, partnership interests in Rankin II, Mr. Rankin may be deemed to beneficially own, and share the power to dispose of, 338,295 shares of Class A common held by Rankin II. Mr. Rankin may be deemed to be a member of Rankin I and the trusts holding limited partnership interests in Rankin I may be deemed to be a group and therefore may be deemed as a group to beneficially own 338,756 shares of Class A common held by Rankin I. Although Rankin I holds the 338,756 shares of Class A common, it does not have any power to vote or dispose of such shares of Class A common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin I, share the power to vote such shares of Class A common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin I. Each of the trusts holding general partnership interests and limited partnership interests in Rankin I share with each other the power to dispose of such shares. As a result of holding through his trust, of which he is trustee, partnership interests in Rankin I, Mr. Rankin may be deemed to beneficially own, and share the power to vote and dispose of, 338,756 shares of Class A common held by Rankin I. In addition, Mr. Rankin may be deemed to be a member of a group, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin IV. As a result, the group consisting of Mr. Rankin, the other general and limited partners of Rankin IV and Rankin IV may be deemed to beneficially own, and share the power to vote and dispose of, 309,560 shares of Class A common held by Rankin IV. Although Rankin IV holds the 309,560 shares of Class A common it does not have any power to vote or dispose of such shares of Class A common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin IV, share the power to vote such shares of Class A common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin IV. Each of the trusts holding general and limited partnership interests in Rankin IV share with each other the power to dispose of such shares. Under the terms of the Second Amended and Restated Limited Partnership Agreement of Rankin I, Rankin I may not dispose of Class A common, other than pursuant to a share for share exchange to acquire Class B common, without the consent of the general partners owning more than 75% of the general partnership interests of Rankin I and the consent of the holders of more than 75% of all the partnership interests of Rankin I. Under the terms of the Amended and Restated Limited Partnership Agreement of Rankin IV, Rankin IV may not dispose of Class A common, other than pursuant to a share for share exchange to acquire Class B common, without the consent of the general partners owning more than 75% of the general partnership interests of Rankin IV and the consent of the holders of more than 75% of all of the partnership interests of Rankin IV. In addition, Mr. Rankin may be deemed to be a member of a group, as a result of holding through his trust, of which he is trustee, partnership interests in AMR Associates. As a result, the group consisting of Mr. Rankin, the general partners and other limited partners of AMR Associates and AMR Associates may be deemed to beneficially own, and share the power to vote and dispose of, 186,646 shares of Class A common held by AMR Associates. Although AMR Associates holds the 186,646 shares of Class A common it does not have any power to vote or dispose of such shares of Class A common. Clara R. Williams and Helen R. Butler, as trustees and primary beneficiaries of trusts acting as general partners, share the power to vote such shares of Class A common. Each of the trusts holding general and limited partnership interests in AMR Associates share with each other the power to dispose of such shares. Under the terms of the Limited Partnership Agreement of AMR Associates, AMR Associates may not dispose of Class A common, other than pursuant to a share for share exchange to acquire Class B common, without the consent of the general partners owning a majority of the general partnership interests of AMR Associates and the consent of the holders of more than 75% of all of the partnership interests of AMR Associates. Included in the table above for Mr. Rankin are 1,653,464 shares of Class A common held by (a) members of Mr. Rankin's family, (b) trusts for the benefit of members of Mr. Rankin's family and (c) Rankin I, Rankin II, Rankin IV and AMR Associates. Mr. Rankin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity.

(9)
Claiborne R. Rankin may be deemed to be a member of the group described in note (7) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin I. Mr. Rankin may be deemed to be a member of the group described in Note (7) above, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin II. In addition, Mr. Rankin may be deemed to be a member of a group described in note (7) above, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin IV. Mr. Rankin, therefore, may be deemed to beneficially own, and share the power to vote and dispose of 338,756 shares of Class A common held by Rankin I, 338,295 shares of Class A common held by Rankin II and 309,560 shares of Class A common held by Rankin IV. Included in the table above for Mr. Rankin are 1,304,754 shares of Class A common held by (a) members of Mr. Rankin's family, (b) trusts for the benefit of members of Mr. Rankin's family and (c) Rankin I, Rankin II and Rankin IV. Mr. Rankin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity.

(10)
Britton T. Taplin may be deemed to be a member of a group, as a result of holding interest in Abigail LLC ("Abigail"). Mr. Taplin, therefore, may be deemed to beneficially own and share the power to vote 326,532 shares of Class A common held by Abigail. Mr. Taplin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in such entity. Mr. Taplin also is deemed to share with his spouse voting and investment power over 5,755 shares of Class A common held by Mr. Taplin's spouse; however, Mr. Taplin disclaims beneficial ownership of such shares. Mr. Taplin has pledged 41,590 shares of Class A common.

(11)
The aggregate amount of Class A common beneficially owned by all executive officers and directors and the aggregate amount of Class A common beneficially owned by all executive officers and directors as a group for which they have shared voting or investment power include the shares of Class A common of which Mr. Butler has disclaimed beneficial ownership in note (7) above. Mr. A. Rankin has disclaimed beneficial ownership in note (8) above, Mr. C. Rankin has disclaimed beneficial ownership in note (9) above and Mr. B. Taplin has disclaimed beneficial ownership in note (10) above. As described in note (6) above, the aggregate amount of Class A common beneficially owned by all executive officers and directors as a group as set forth in the table above does not include shares that the non-employee directors have the right to acquire within 60 days after March 1, 2019 pursuant to the Non-Employee Directors' Plan.

Class B Common Stock
Name	Title of Class	Sole Voting or Investment Power		Shared Voting or Investment Power		Aggregate Amount		Percent of Class(1)
Clara Taplin Rankin, et al. (2) c/o PNC Bank, N.A. 3550 Lander Road Pepper Pike, OH 44124	Class B	—	(2)	—	(2)	3,302,756	(2)	85.19%
Beatrice B. Taplin (3) 5875 Landerbrook Drive, Suite 300 Cleveland, OH 44124-4069	Class B	672,693	(3)			672,693	(3)	17.35%
Rankin Associates I, L.P., et al. (4) 5875 Landerbrook Drive, Suite 300 Cleveland, OH 44124-4069	Class B	—	(4)	—	(4)	605,986	(4)	15.63%
Rankin Associates IV, L.P., et al. (5) 5875 Landerbrook Drive, Suite 300 Cleveland, OH 44124-4069	Class B	—	(5)	—	(5)	490,440	(5)	12.65%
Rankin Associates II, L.P. et. al. (6) 5875 Landerbrook Drive, Suite 300 Cleveland, OH 44124-4069	Class B	—	(6)	—	(6)	338,295	(6)	8.73%
FMR LLC (7) 245 Summer Street Boston, MA 02210	Class B	—	(7)	217,394	(7)	310,000	(7)	8.00%
AMR Associates, L.P. et al. (8) 5875 Landerbrook Drive, Suite 300 Cleveland, OH 44124-4069	Class B	—	(8)	217,394	(8)	217,394	(8)	5.61%
James B. Bemowski	Class B	—		—		—		—
J.C. Butler, Jr. (9)	Class B	27,272	(9)	1,710,701	(9)	1,737,973	(9)	44.83%
Carolyn Corvi	Class B	—		—		—		—
John P. Jumper	Class B	326		—		326		—
Dennis W. LaBarre	Class B	9,424		—		9,424		0.24%
H. Vincent Poor	Class B	—		—		—		—
Alfred M. Rankin, Jr. (10)	Class B	31,716	(10)	1,702,093	(10)	1,733,809	(10)	44.72%
Claiborne R. Rankin (11)	Class B	123,760	(11)	1,437,504	(11)	1,561,264	(11)	40.27%
John M. Stropki	Class B	—		—		—		—
Britton T. Taplin (12)	Class B	35,497	(12)	5,755	(12)	41,252	(12)	1.06%
Eugene Wong	Class B	5,812		—		5,812		0.15%
Kenneth C. Schilling	Class B	7,024		—		7,024		0.18%
Colin Wilson	Class B	—		—		—		—
Charles Pascarelli	Class B	—		—		—		—
Rajiv K. Prasad	Class B	—		—		—		—
All executive officers and directors as a group (27 persons)	Class B	243,898	(13)	1,769,217	(13)	2,013,115	(13)	51.93%

(1)	Less than 0.10%, except as otherwise indicated.

(2)
A Schedule 13D/A, which was filed with the Commission with respect to Class B common and most recently amended on February 14, 2019, (the "Stockholders 13D"), reported that, except for Hyster-Yale Materials Handling, Inc., the signatories to the stockholders' agreement, together in certain cases with trusts and custodianships (the "Signatories"), may be deemed to be a group and therefore may be deemed as a group to beneficially own all of the Class B common subject to the stockholders' agreement, which is an aggregate of 3,302,756 shares. The stockholders' agreement requires that each Signatory, prior to any conversion of such Signatory's shares of Class B common into Class A common or prior to any sale or transfer of Class B common to any permitted transferee (under the terms of the Class B common) who has not become a Signatory, offer such shares to all of the other Signatories on a pro-rata basis. A Signatory may sell or transfer all shares not purchased under the right of first refusal as long as they first are converted into Class A common prior to their sale or transfer. The shares of Class B common subject to the stockholders' agreement constituted 85.2% of the Class B common outstanding on March 1, 2019 or 64.1% of the combined voting power of all Class A common and Class B common outstanding on such date. Certain Signatories own Class A common, which is not subject to the stockholders' agreement. Under the stockholders' agreement, Hyster-Yale may, but is not obligated to, buy any of the shares of Class B common not purchased by the

Signatories following the trigger of the right of first refusal. The stockholders' agreement does not restrict in any respect how a Signatory may vote such Signatory's shares of Class B common.

(3)
Beatrice B. Taplin has the sole power to vote and dispose of 672,693 shares of Class B common held in trusts. The Stockholders 13D reported that the Class B common beneficially owned by Beatrice B. Taplin is subject to the stockholders' agreement.

(4)
A Schedule 13D/A, which was filed with the Commission with respect to Class B common and most recently amended on February 14, 2019, reported that Rankin I and the trusts holding limited partnership interests in Rankin I may be deemed to be a group and therefore may be deemed as a group to beneficially own 605,986 shares of Class B common held by Rankin I. Although Rankin I holds the 605,986 shares of Class B common, it does not have any power to vote or dispose of such shares of Class B common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin I, share the power to vote such shares of Class B common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin I. Each of the trusts holding general and limited partnership interests in Rankin I share with each other the power to dispose of such shares. Under the terms of the Second Amended and Restated Limited Partnership Agreement of Rankin I, Rankin I may not dispose of Class B common or convert Class B common into Class A common without the consent of the general partners owning more than 75% of the general partnership interests of Rankin I and the consent of the holders of more than 75% of all of the partnership interests of Rankin I. The Stockholders 13D reported that the Class B common beneficially owned by Rankin I and each of the trusts holding limited partnership interests in Rankin I is also subject to the stockholders' agreement.

(5)
A Schedule 13D/A, which was filed with the Commission with respect to Class B common and most recently amended on February 14, 2019, reported that the trusts holding limited partnership interests in Rankin IV may be deemed to be a group and therefore may be deemed as a group to beneficially own 490,440 shares of Class B common held by Rankin IV. Although Rankin IV holds the 490,440 shares of Class B common, it does not have any power to vote or dispose of such shares of Class B common. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin IV, share the power to vote such shares of Class B common. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin IV. Each of the trusts holding general and limited partnership interests in Rankin IV share with each other the power to dispose of such shares. Under the terms of the Amended and Restated Limited Partnership Agreement of Rankin IV, Rankin IV may not dispose of Class B common or convert Class B common into Class A common without the consent of the general partners owning more than 75% of the general partnership interests of Rankin IV and the consent of the holders of more than 75% of all of the partnership interests of Rankin IV. The Stockholders 13D reported that the Class B common beneficially owned by Rankin IV and each of the trusts holding limited partnership interests in Rankin IV is also subject to the stockholders' agreement.

(6)
A Schedule 13D/A, which was filed with the Commission with respect to Class B common and most recently amended on February 14, 2019, reported that Rankin II and the trusts holding limited partnership interests in Rankin II may be deemed to be a group and therefore may be deemed as a group to beneficially own 338,295 shares of Class B common held by Rankin II. Although Rankin II holds the 338,295 shares of Class B common, it does not have any power to vote or dispose of such shares of Class B common. RMI has the sole power to vote such shares and shares the power to dispose of such shares with the other individuals and entities holding limited partnership interests in Rankin II. RMI exercises such powers by action of its board of directors, which acts by majority vote and consists of Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, the individual trusts of whom are the stockholders of RMI. Under the terms of the Limited Partnership Agreement of Rankin II, Rankin II may not dispose of Class B common or convert Class B common into Class A common without the consent of RMI and the approval of the holders of more than 75% of all of the partnership interests of Rankin II. The Stockholders 13D reported that the Class B common beneficially owned by Rankin II and each of the trusts holding limited partnership interests in Rankin II is also subject to the stockholders' agreement.

Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

(7)
Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity Management & Research Company ("FMR Co"), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees.

(8)
A Schedule 13D/A, which was filed with the Commission with respect to Class B common and was most recently amended on February 14, 2019, reported that AMR Associates and the trusts holding partnership interest in AMR Associates may be deemed to be a group and therefore may be deemed as a group to beneficially own 217,394 shares of Class B common held by AMR Associates. Although AMR Associates holds the 217,394 shares of Class B common, it does not have any power to vote or dispose of such shares of Class B common. Clara R. Williams and Helen R. Butler, as trustees and primary beneficiaries of trusts acting as general partners, share the power to vote such shares of Class B common. Each of the trusts holding general and limited partnership interests in AMR Associates share with each other the power to dispose of such shares. Under the terms of the Limited Partnership Agreement of AMR Associates, AMR Associates may not dispose of Class B common or convert Class B common into Class A common without the consent of the holders of a majority of the general partnership interest and more than 75% of all partnership interests in AMR Associates. The Stockholders 13D reported that the Class B common beneficially owned by AMR Associates and each of the trusts holding partnership interest in AMR Associates is also subject to the stockholders' agreement.

(9)
J.C. Butler, Jr. may be deemed to be a member of the group described in Note (6) above, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin II. In addition, Mr. Butler may be deemed to be a member of a group described in notes (4), (5) and (8) above, as a result of partnership interests in Rankin I, Rankin IV and AMR Associates held by Mr. Butler's spouse. Mr. Butler, therefore, may be deemed to beneficially own, and share the power to vote and dispose of 605,986 shares of Class B common held by Rankin I, 338,295 shares of Class B common held by Rankin II, 490,440 shares of Class B common held by Rankin IV and 217,394 shares of Class B common held by AMR Associates. The Stockholders 13D reported that the Class B common beneficially owned by Rankin II, Rankin I, Rankin IV and AMR Associates and each of the trusts holding limited partnership interests in Rankin II, Rankin I, Rankin IV and AMR Associates is also subject to the stockholders' agreement. Included in the table above for Mr. Butler are 1,710,701 shares of Class B common held by (a) members of Mr. Butler's family, (b) trusts for the benefit of members of Mr. Butler's family and (c) Rankin I, Rankin II, Rankin IV and AMR Associates. Mr. Butler disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity. The Stockholders 13D reported that the Class B common beneficially owned by J.C. Butler, Jr. is subject to the stockholders' agreement.

(10)
Alfred M. Rankin, Jr. may be deemed to be a member of the group described in Notes (4), (5), (6) and (8) above, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin I, Rankin IV, Rankin II and AMR Associates. Mr. Rankin, therefore, may be deemed to beneficially own, and share the power to vote and dispose of 605,986 shares of Class B common held by Rankin I, 338,295 shares of Class B common held by Rankin II, 490,440 shares of Class B common held by Rankin IV and 217,394 shares of Class B common held by AMR Associates. The Stockholders 13D reported that the Class B common beneficially owned by Rankin II, Rankin I, Rankin IV, and AMR Associates and each of the trusts holding limited partnership interests in Rankin II, Rankin I , Rankin IV and AMR Associates is also subject to the stockholders' agreement. Included in the table above for Mr. Rankin are 1,702,093 shares of Class B common held by (a) members of Mr. Rankin's family, (b) trusts for the benefit of members of Mr. Rankin's family and (c) Rankin I, Rankin II, Rankin IV and AMR Associates. Mr. Rankin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity. The Stockholders 13D reported that the Class B common beneficially owned by Alfred M. Rankin, Jr. is subject to the stockholders' agreement.

(11)
Claiborne R. Rankin may be deemed to be a member of the group described in Notes (4), (5) and (6) above, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin I, Rankin IV and Rankin II. Mr. Rankin, therefore, may be deemed to beneficially own, and share the power to vote and dispose of 605,986 shares of Class B common held by Rankin I, 338,295 shares of Class B common held by Rankin II and 490,440 shares of Class B common held by Rankin IV. The Stockholders 13D reported that the Class B common beneficially owned by Rankin II, Rankin I and Rankin IV and each of the trusts holding limited partnership interests in Rankin II, Rankin I and Rankin IV is also subject to the stockholders' agreement. Included in the table above for Mr. Rankin are 1,437,504 shares of Class B common held by (a) members of Mr. Rankin's family, (b) trusts for the benefit of members of Mr. Rankin's family and (c) Rankin I, Rankin II and Rankin IV. Mr. Rankin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity. The Stockholders 13D reported that the Class B common beneficially owned by Claiborne R. Rankin is subject to the stockholders' agreement.

(12)
Britton T. Taplin is deemed to share with his spouse investment power over 5,755 shares of Class B common held by Mr. Taplin's spouse; however, Mr. Taplin disclaims beneficial ownership of such shares.

(13)
The aggregate amount of Class B common beneficially owned by all executive officers and directors as a group and the aggregate amount of Class B common beneficially owned by all executive officers and directors as a group for which they have shared voting or investment power include the shares of Class B common of which Mr. Butler has disclaimed beneficial ownership in note (9) above, Mr. A. Rankin has disclaimed beneficial ownership in note (10) above, Mr. C. Rankin has disclaimed beneficial ownership in note (11) above and Mr. Taplin has disclaimed beneficial ownership in note (12) above.

Beatrice B. Taplin is the sister-in-law of Clara Taplin Rankin. Britton T. Taplin is the son of Beatrice B. Taplin, and a nephew of Clara Taplin Rankin. Clara Taplin Rankin is the mother of Alfred M. Rankin, Jr. and Claiborne R. Rankin. J.C. Butler, Jr., a director of the Company, is the son-in-law of Alfred M. Rankin, Jr. The combined beneficial ownership of such persons shown in the foregoing tables equals 2,769,659 shares, or 21.68%, of the Class A common and 2,660,155 shares, or 68.61%, of the Class B common outstanding on March 1, 2019. The combined beneficial ownership of all our directors, together with Beatrice B. Taplin, and all of our executive officers whose beneficial ownership of Class A common and Class B common must be disclosed in the foregoing tables in accordance with Rule 13d-3 under the Exchange Act, equals 3,039,767 shares, or 23.8%, of the Class A common and 2,685,808 shares, or 69.28%, of the Class B common outstanding on March 1, 2019. Such shares of Class A common and Class B common together represent 58% of the combined voting power of all Class A common and Class B common outstanding on such date.
Additional Information Regarding Selling Stockholders
The following table sets forth, as of March 1, 2018 certain information with respect to the selling stockholders, including:
• the name of each selling stockholder;
• the number of shares of Class B common stock owned by each selling stockholder immediately prior to the exchange of shares offered by this prospectus;
• the number of shares of Class B common stock that each selling stockholder may obtain if all of the shares of Class A common stock that each selling stockholder is offering by this prospectus are exchanged for shares of Class B common stock;
• the number of shares of Class B common stock owned by and the percentage of ownership of Class B common stock of each selling stockholder immediately following the exchange of shares offered by this prospectus; and
• the percentage of combined voting power of shares of Class A common stock and Class B common stock each selling stockholder will have immediately following the exchange of shares of Class A common stock for Class B common stock offered by this prospectus based on the number of shares of Class A and Class B common stock outstanding on March 1, 2018.
Class B Common Stock

Name	Title of Class	Shares Beneficially Owned Before this Offering(1)	Shares Offered Pursuant to this Offering(1)	Shares Beneficially Owned After this Offering(1)		Percentage of Shares Owned After this Offering(1)		Percentage of Combined Voting Power of Shares of Class A and Class B Common Stock After this Offering(1)
Alfred M. Rankin, Jr. (2)	Class B	1,733,809	80,660	2,462,785	(2)	63.52%	(2)	49.89%	(2)
Alfred M. Rankin, Jr., as Trustee of the Alfred Rankin Trust (2)	Class B	17,556	80,660	98,216		2.53%		2.04%
Rankin Associates I, L.P. (1)	Class B	605,986	338,756	944,742		24.37%		18.33%
Rankin Associates IV, L.P. (1)	Class B	490,440	309,560	800,000		20.63%		15.52%

(1)
The Alfred Rankin Trust is a general and limited partner of Rankin I and Rankin IV. As trustee and primary beneficiary of the Alfred Rankin Trust, Alfred M. Rankin, Jr. shares the power to vote the 605,986 and 490,440 shares of Class B common stock held by Rankin I and Rankin IV, respectively, with the other general partners of Rankin I and Rankin IV, as applicable, and shares the power to dispose of the 605,986 and 490,440 shares of Class B common stock held by Rankin I and Rankin IV, respectively, with the other general and limited partners of Rankin I and Rankin IV, as applicable. As such, Alfred M. Rankin, Jr. and the Alfred Rankin Trust are deemed to beneficially own the 605,986 and 490,440 shares of Class B common stock held before the exchange offer by Rankin I and Rankin IV, respectively. In addition, as trustee and primary beneficiary of the Alfred Rankin Trust, Alfred M. Rankin, Jr. will share the power to vote the 944,742 and 800,000 shares of Class B common stock held by Rankin I and Rankin IV, respectively, after the exchange offer with the other general partners of Rankin I and Rankin IV, as applicable, and will share the power to dispose of the 944,742 and 800,000 shares of Class B common stock held by Rankin I and Rankin IV, respectively, after the exchange offer with the other general and limited partners of Rankin I and Rankin IV, as applicable. As such, Alfred M. Rankin, Jr. and the Alfred Rankin Trust will be deemed to beneficially own the 944,742 and 800,000 shares of Class B common stock held by Rankin I and Rankin IV, respectively, after the exchange offer.

(2)
Alfred M. Rankin, Jr. may be deemed to be a member of Rankin II, which is made up of the individuals and entities holding limited partnership interests in Rankin II and RMI, the general partner of Rankin II. Rankin II may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 338,295 shares of Class B common stock held by Rankin II. Although Rankin II holds the 338,295 shares of Class B common stock, it does not have any power to vote or dispose of such shares of Class B common stock. RMI has the sole power to vote such shares and shares the power to dispose of such shares with the other individuals and entities holding limited partnership interests in

Rankin II. RMI exercises such powers by action of its board of directors, which acts by majority vote and includes Alfred M. Rankin, Jr., the individual trust of whom, the Alfred Rankin Trust, is a stockholder of RMI. As a result of holding through the Alfred Rankin Trust, of which he is trustee, partnership interests in Rankin II, Mr. Rankin may be deemed to beneficially own, and share the power to dispose of, 338,295 shares of Class B common stock held by Rankin II. Mr. Rankin may be deemed to be a member of Rankin I, and the trusts holding limited partnership interests in Rankin I may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 605,986 shares of Class B common stock held by Rankin I. Although Rankin I holds the 605,986 shares of Class B common stock, it does not have any power to vote or dispose of such shares of Class B common stock. Alfred M. Rankin, Jr., as trustee and primary beneficiary of a trust acting as a general partner of Rankin I, shares the power to vote such shares of Class B common stock. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin I. Each of the trusts holding general partnership interests and limited partnership interests in Rankin I share with each other the power to dispose of such shares. As a result of holding through the Alfred Rankin Trust, of which he is trustee, partnership interests in Rankin I, Mr. Rankin may be deemed to beneficially own, and share the power to vote and dispose of, 605,986 shares of Class B common stock held by Rankin I. In addition, Mr. Rankin may be deemed to be a member of a group, as defined under the Exchange Act, as a result of holding through the Alfred Rankin Trust, of which he is trustee, partnership interests in Rankin IV. As a result, the group consisting of Mr. Rankin, the other general and limited partners of Rankin IV may be deemed to beneficially own, and share the power to vote and dispose of, 490,440 shares of Class B common stock held by Rankin IV. Although Rankin IV holds the 490,440 shares of Class B common stock it does not have any power to vote or dispose of such shares of Class B common stock. Alfred M. Rankin, Jr., as trustee and primary beneficiary of a trust acting as general partner of Rankin IV, shares the power to vote such shares of Class B common stock. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin IV. Each of the trusts holding general and limited partnership interests in Rankin IV share with each other the power to dispose of such shares. In addition, Mr. Rankin may be deemed to be a member of a group, as a result of holding through his trust, of which he is trustee, partnership interests in AMR Associates. As a result, the group consisting of Mr. Rankin, the general partners and other limited partners of AMR Associates and AMR Associates may be deemed to beneficially own, and share the power to vote and dispose of, 217,394 shares of Class B common held by AMR Associates. Although AMR Associates holds the 217,394 shares of Class B common it does not have any power to vote or dispose of such shares of Class B common. Clara R. Williams and Helen R. Butler, as trustees and primary beneficiaries of trusts acting as general partners, share the power to vote such shares of Class B common. Each of the trusts holding general and limited partnership interests in AMR Associates share with each other the power to dispose of such shares. Included in the table above for Mr. Rankin are 1,702,093 shares of Class B common stock held by (a) members of Mr. Rankin’s family, (b) trusts for the benefit of members of Mr. Rankin’s family and (c) Rankin I, Rankin II, Rankin IV and AMR Associates. Mr. Rankin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity. Mr. Rankin is a party to the stockholders’ agreement.
THE EXCHANGE OFFER
Purpose and Effect of the Exchange Offer
Under the terms of Hyster-Yale’s certificate of incorporation and a stockholders’ agreement, dated as of September 28, 2012, as amended, shares of Class B common stock are generally not transferable. Pursuant to the terms of the stockholders’ agreement to which each of the selling stockholders is a party, and Hyster-Yale’s certificate of incorporation, however, qualifying holders of Class B common stock may transfer shares of Class B common stock to the selling stockholders in exchange for shares of Class A common stock, on a share for share basis. The selling stockholders are offering to exchange up to 728,976 shares of Class A common stock with qualifying holders of Class B common stock. The selling stockholders may offer to exchange any or all of the shares of Class A common stock covered by this prospectus from time to time in varying amounts. As of the date of this prospectus, the selling stockholders have already exchanged 92,397 shares of Class A common stock registered by the registration statement and prospectus related to the exchange offer, which registration statement was initially filed by Hyster-Yale on November 5, 2013.
In order to be a qualifying holder of Class B common stock for purposes of this prospectus, the holder must be a party to the stockholders’ agreement and must be permitted to transfer shares of Class B common stock to the selling stockholders under Hyster-Yale’s certificate of incorporation and the stockholders’ agreement. According to a Schedule 13D, which was filed with the Commission with respect to Class B common stock and most recently amended on February 14, 2019, the participating stockholders under the stockholders’ agreement beneficially owned 85.17% of the Class B common stock issued and outstanding on that date. Holders of shares of Class B common stock that are not subject to the stockholders’ agreement are permitted to transfer those shares subject to the transfer restrictions set forth in our certificate of incorporation, which include the ability of holders of shares of Class B common stock that are not subject to the stockholders’ agreement to transfer the shares to persons who are permitted transferees as specified in our certificate of incorporation or convert such shares of Class B common stock into shares of Class A common stock on a one-for-one basis. Only holders of shares of Class B common stock that are subject to the stockholders’ agreement may exchange their shares of Class B common stock for shares of Class A common stock pursuant to this prospectus. In connection with any exchange of

Class B common stock to the selling stockholders, we may require from each holder of Class B common stock documents that evidence the permitted nature of the exchange under Hyster-Yale’s certificate of incorporation.
The Class A common stock offered for exchange by the selling stockholders is entitled to one vote per share. The Class B common stock that will be transferred by qualifying holders to the selling stockholders is entitled to ten votes per share.
Persons who receive shares of Class A common stock from the selling stockholders may resell those shares of Class A common stock in brokerage transactions on the New York Stock Exchange in compliance with Rule 144 under the Securities Act, except that the six-month holding period requirement of Rule 144 will not apply.
Any broker-dealers, agents or underwriters that participate in the distribution of the shares of Class A common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares of Class A common stock by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act.
In order to comply with the securities laws of specific states, sales of shares of Class A common stock covered by this prospectus to qualifying holders of Class B common stock in some states may be made only through broker-dealers who are registered or licensed in those states.
We have been advised by the selling stockholders that they have not, as of the date of this prospectus, entered into any arrangement with an agent, broker-dealer or underwriter for the sale of the shares of Class A common stock covered by this prospectus owned by them.
Agents, broker-dealers and underwriters involved in the transactions contemplated by this prospectus may engage in transactions with, and perform investment banking and advisory services for, us.
Agents, broker-dealers and underwriters may be entitled under agreements entered into with us and the selling stockholders to indemnification by us and the selling stockholders against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which those agents, broker-dealers or underwriters may be required to make.
Accounting Treatment
For accounting purposes, we will recognize no gain or loss as a result of the exchange by holders of shares of Class B common stock for shares of Class A common stock pursuant to this prospectus.
No Appraisal or Dissenters’ Rights
In connection with the selling stockholders’ offer to exchange up to 728,976 shares of Class A common stock, you do not have any appraisal or dissenters’ rights under the General Corporation Law of the State of Delaware.
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following sets forth the material U.S. federal income tax consequences of an exchange by holders of shares of Class B common stock of Hyster-Yale for shares of Class A common stock of Hyster-Yale pursuant to this prospectus. No ruling has been or will be sought from the Internal Revenue Service concerning the tax consequences of an exchange. Persons acquiring shares of Class A common stock by exchanging shares of their Class B common stock with the selling stockholders are urged to consult their tax advisors regarding the tax consequences of an exchange to them, including the effects of U.S. federal, state, local, foreign and other tax laws.
Tax Consequences of an Exchange
Subject to the following assumptions, limitations and qualifications, in the opinion of Jones Day, counsel to Hyster-Yale, for U.S. federal income tax purposes:

•
gain or loss will generally not be recognized by the holders of shares of Class B common stock upon the exchange of their shares of Class B common stock for shares of Class A common stock pursuant to this prospectus;

•
the aggregate adjusted tax basis of the shares of Class A common stock received in an exchange for shares of Class B common stock pursuant to this prospectus will be equal to the aggregate adjusted basis of the shares of Class B common stock exchanged for those shares of Class A common stock; and

•
the holding period of the shares of Class A common stock received in an exchange for shares of Class B common stock pursuant to this prospectus will include the holding period of the holder’s shares of Class B common stock exchanged for that Class A common stock.

Considerations with Respect to Discussion and Tax Opinion
The tax opinion of Jones Day is and will be subject to the following assumptions, limitations and qualifications:

The opinion addresses only the specified material U.S. federal income tax consequences of an exchange. It does not address any state, local or foreign tax consequences of an exchange.
The opinion does not address all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of his, her or its personal investment circumstances or to stockholders subject to special treatment under the U.S. federal income tax laws, including, without limitation, (1) certain U.S. expatriates, (2) stockholders that hold Hyster-Yale Class A or Class B common stock as part of a straddle, appreciated financial position, hedge, conversion transaction or other integrated investment, (3) financial institutions, (4) tax-exempt entities, (5) insurance companies, (6) dealers in securities or foreign currency, (7) traders that mark-to-market, (8) stockholders who acquired their shares of Class B common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan, and (9) foreign corporations, foreign partnerships or other foreign entities and individuals who are not citizens or residents of the United States.
The opinion does not address the tax consequences of any transaction other than an exchange pursuant to this prospectus.
The opinion is based upon the United States Internal Revenue Code of 1986, Treasury regulations, administrative rulings and judicial decisions all in effect as of March 26, 2019, all of which are subject to change, possibly with retroactive effect, and which are subject to differing interpretations. Jones Day assumes no obligation to advise Hyster-Yale or the holders of Class B common stock of such changes.
The opinion assumes that holders of Class B common stock hold their stock as a capital asset within the meaning of section 1221 of the Internal Revenue Code.
The opinion assumes that each exchange of Class B common stock for Class A common stock will be consummated in accordance with the descriptions contained in this prospectus.
The opinion assumes that the fair market value of the Class A common stock to be received in any exchange and the fair market value of the Class B common stock to be delivered in any exchange will be approximately equal in value.
The opinion assumes that none of the Class B common stock transferred to any selling stockholder in any exchange will be subject to a liability, and no selling stockholder that is a party to any exchange will assume any liabilities of a holder of Class B common stock in connection with the exchange.
The opinion assumes that Hyster-Yale and the holders of Class B common stock who transfer their shares pursuant to an exchange will each pay their respective expenses, if any, incurred in connection with an exchange.
The opinion assumes that the representations contained in a tax certification letter addressed to Jones Day from Hyster-Yale, as well as the assumptions set forth in the preceding paragraphs, are accurate at all material times, including the date of any exchange pursuant to this prospectus. The representations contained in the tax certification letter are statements of fact material to the determination as to whether gain or loss will be recognized as a result of an exchange.
The opinion of Jones Day is not binding on the Internal Revenue Service and does not preclude it from adopting a contrary position. In addition, if any of the representations or assumptions upon which the discussion and opinion rely are inconsistent with the actual facts, the conclusions reached therein could be adversely affected.
LEGAL MATTERS
The validity of the shares of Class A common stock offered for exchange hereby has been passed upon for Hyster-Yale by Suzanne Schulze Taylor, Hyster-Yale’s Senior Vice President, General Counsel and Secretary. Ms. Taylor beneficially owned 16,725 shares of our Class A common stock as of March 1, 2019.
EXPERTS
The consolidated financial statements of Hyster-Yale Materials Handling, Inc., appearing in Hyster-Yale Materials Handling, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2018 (including the financial statement schedule appearing therein), and the effectiveness of Hyster-Yale Materials Handling, Inc.'s internal control over financial reporting as of December 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Hyster-Yale Material Handling, Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of directors and officers.
The Company’s Certificate of Incorporation provides in Article IX that the Company will indemnify its directors, officers and employees and each person who is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the full extent permitted by statute.
Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under standards similar to those set forth in the paragraph above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.
Section 145 further provides that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) will be made by a corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145; that expenses (including attorney’s fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation; that indemnification provided for by Section 145 will not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that a corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 145.

Item 21. Exhibits and Financial Statement Schedules.
(a)    Exhibits. The following Exhibits are filed herewith and made a part hereof:

Exhibit Number	Description of Document
4.1
Second Amended and Restated Certificate of Incorporation of Hyster-Yale Materials Handling, Inc. is incorporated by reference to Exhibit 3.1 to Hyster-Yale Materials Handling, Inc.’s Amendment No. 5 to the Registration Statement on Form S-1, dated September 26, 2012, Commission File No. 333-182388.

4.2
Amended and Restated By-laws of Hyster-Yale Materials Handling, Inc. are incorporated by reference to Exhibit 3.1 to Hyster-Yale Materials Handling, Inc.’s Current Report on Form 8-K, dated February 17, 2015, Commission File No. 000-54799.

4.3
Specimen of Hyster-Yale Materials Handling, Inc. Class A Common Stock certificate is incorporated by reference to Exhibit 4.1 to Hyster-Yale Materials Handling, Inc.’s Registration Statement on Form S-1, dated June 28, 2012, Commission File No. 333-182388.

4.4
Specimen of Hyster-Yale Materials Handling, Inc. Class B Common Stock certificate is incorporated by reference to Exhibit 4.2 to Hyster-Yale Materials Handling, Inc.’s Registration Statement on Form S-1, dated June 28, 2012, Commission File No. 333-182388.

4.5
Stockholders’ Agreement, dated as of September 28, 2012, by and among the Participating Stockholders (as defined therein), Hyster-Yale Materials Handling, Inc. and the Depository (as defined therein) is incorporated by reference to Exhibit 10.4 to Hyster-Yale Materials Handling Inc.'s Current Report on Form 8-K, dated October 4, 2012, Commission File No. 000-54799.

4.6
First Amendment to Stockholders’ Agreement, dated as of December 31, 2012, by and among the Depository, Hyster-Yale Materials Handling, Inc., the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders’ Agreement, dated as of September 28, 2012, as amended, by and among the Depository, Hyster-Yale Materials Handling, Inc. and the Participating Stockholders is incorporated by reference to Exhibit 10.5 to Hyster-Yale Materials Handling, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012, Commission File No. 000-54799.

4.7
Second Amendment to Stockholders’ Agreement, dated as of January 18, 2013, by and among the Depository, Hyster-Yale Materials Handling, Inc., the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders’ Agreement, dated as of September 28, 2012, as amended, by and among the Depository, Hyster-Yale Materials Handling, Inc. and the Participating Stockholders is incorporated by reference to Exhibit 10.6 to Hyster-Yale Materials Handling, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012, Commission File No. 000-54799.

4.8
Third Amendment to Stockholders' Agreement, dated as of March 27, 2015, by and among the Depository, Hyster-Yale Materials Handling, Inc., the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders' Agreement, dated as of September 28, 2012, as amended, by and among the Depository, Hyster-Yale Materials Handling, Inc. and the Participating Stockholders is incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q, filed by the Company on April 29, 2015, Commission File Number 000-54799.

4.9
Fourth Amendment to Stockholders' Agreement, dated as of December 29, 2015, by and among the Depository, Hyster-Yale Materials Handling, Inc., the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders' Agreement, dated as of September 28, 2012, as amended, by and among the Depository, Hyster-Yale Materials Handling, Inc. and the Participating Stockholders is incorporated by reference to Exhibit 10 filed with Amendment No. 4 to the Statement on Schedule 13D, filed by the Reporting Persons named therein on February 16, 2016, Commission File Number 005-87003.

4.10
Fifth Amendment to Stockholders' Agreement, dated as of December 2, 2016, by and among the Depository, Hyster-Yale Materials Handling, Inc., the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders' Agreement, dated as of September 28, 2012, as amended, by and among the Depository, Hyster-Yale Materials Handling, Inc. and the Participating Stockholders is incorporated by reference to Exhibit No. 11 filed with Amendment No. 5 to the Statement on Schedule 13D, filed by the reporting persons named therein on February 14, 2017, Commission File Number 005-38001.

4.11
Sixth Amendment to Stockholders' Agreement, dated as of December 22, 2016, by and among the Depository, Hyster-Yale Materials Handling, Inc., the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders' Agreement, dated as of September 28, 2012, as amended, by and among the Depository, Hyster-Yale Materials Handling, Inc. and the Participating Stockholders is incorporated by reference to Exhibit No. 12 filed with Amendment No. 5 to the Statement on Schedule 13D, filed by the reporting persons named therein on February 14, 2017, Commission File Number 005-38001.

4.12
Seventh Amendment to Stockholders' Agreement, dated as of February 6, 2017, by and among the Depository, Hyster-Yale Materials Handling, Inc., the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders' Agreement, dated as of September 28, 2012, as amended, by and among the Depository, Hyster-Yale Materials Handling, Inc. and the Participating Stockholders is incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q, filed by the Company on May 2, 2017, Commission File Number 000-54799.

4.13
Eighth Amendment to Stockholders' Agreement, dated as of October 30, 2018, by and among the Depository, Hyster-Yale Materials Handling, Inc., the new Participating Stockholder identified on the signature pages thereto and the Participating Stockholders under the Stockholders' Agreement, dated as of September 28, 2012, as amended, by and among the Depository, Hyster-Yale Materials Handling, Inc. and the Participating Stockholders is incorporated by reference to Exhibit 10.10 to the Company's Annual Report on Form 10-K, filed by the Company on February 26, 2019, Commission File Number 000-54799.

5.1	Opinion of Suzanne Schulze Taylor, Esq. as to the validity of the securities being offered.
8.1	Opinion of Jones Day as to tax matters.*
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Suzanne Schulze Taylor, Esq. (included in Exhibit 5.1).

Exhibit Number	Description of Document
23.3	Consent of Jones Day (included in Exhibit 8.1).*
24.1	Power of Attorney of Alfred M. Rankin, Jr., Kenneth C. Schilling, J.C. Butler, Carolyn Corvi, Dennis W. LaBarre, Claiborne R. Rankin, Britton T. Taplin and Eugene Wong.*
24.2	Power of Attorney of John P. Jumper.*
24.3	Power of Attorney of F. Joseph Loughrey.*
24.4	Power of Attorney of John M. Stropki.*
24.5	Power of Attorney of H. Vincent Poor.*
24.6	Power of Attorney of James B. Bemowski.
*	Previously filed.
(b)   Financial Statement Schedules.
None.
(c)   Report, Opinion or Appraisal.
None.
Item 22. Undertakings.
The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the exchange offer required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the exchange offer prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the exchange offer containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the exchange offer made by the undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cleveland, State of Ohio, on March 26, 2019.

HYSTER-YALE MATERIALS HANDLING, INC.

By:	/s/ Suzanne Schulze Taylor
Name: Suzanne Schulze Taylor
Title: Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

*	Chairman, President and Chief Executive Officer (principal executive officer) and Director	March 26, 2019
Alfred M. Rankin, Jr.

*	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	March 26, 2019
Kenneth C. Schilling

*	Director	March 26, 2019
James B. Bemowski

*	Director	March 26, 2019
J.C. Butler, Jr.

*	Director	March 26, 2019
Carolyn Corvi

*	Director	March 26, 2019
John P. Jumper

*	Director	March 26, 2019
Dennis W. LaBarre

*	Director	March 26, 2019
H. Vincent Poor

*	Director	March 26, 2019
Claiborne R. Rankin

*	Director	March 26, 2019
John M. Stropki

*	Director	March 26, 2019
Britton T. Taplin

*	Director	March 26, 2019
Eugene Wong

*
Suzanne Schulze Taylor, by signing her name hereto, does hereby sign and execute this registration statement pursuant to the Power of Attorney executed by the above-named officers and directors of the Company and filed with the Securities and Exchange Commission.

/s/ Suzanne Schulze Taylor	March 26, 2019
Suzanne Schulze Taylor, Attorney-in-Fact